UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported):  February 4, 2004

GRAPHIC PACKAGING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13182	58-2205241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

814 Livingston Court Marietta, Georgia 30067
(Address of principal executive offices) (Zip Code)

(770) 644-3000
(Registrant’s telephone number, including area code)

ITEM 9.  REGULATION FD DISCLOSURE.

The following information and the attached exhibit are being furnished under “Item 9. Regulation FD Disclosure.”

On February 4, 2004, Graphic Packaging Corporation issued a press release announcing that it has dismissed a lawsuit that was filed against Meadwestvaco Corporation alleging infringement of US Patent 6,578,736 covering the Company’s Fridge Vendor® carton. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

As provided in General Instructions B.2 and B.6 of Form 8-K, the information and exhibit contained in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAPHIC PACKAGING CORPORATION
(Registrant)

Date: February 5, 2004	By:	/s/	Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General
Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press release of Graphic Packaging Corporation dated February 4, 2004.